FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 18, 1976

WM SWACKHAMER , SECRETARY OF STATE

/s/ Wm Swackhamer
No.	246-69

RESTATED ARTICLES OF INCORPORATION

OF

KIRBY EXPLORATION COMPANY

FIRST: The name of the corporation is KIRBY EXPLORATION COMPANY.

SECOND: Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada.

THIRD: The corporation may engage in any lawful activity including, by way of partial enumeration and not by way of limitation, the following:

To enter into, maintain, operate or carry on in any or all of its branches the business of exploring for, producing, developing, mining, processing, refining, treating, handling, marketing or dealing in, petroleum, oil, natural gas, asphalt, bituminous rock, sulphur and any and all other minerals, whether similar or dissimilar, and any and all products or by-products which may be derived from such substances, or any of them; and for all or any of such purposes to acquire, own, lease, operate or otherwise deal in or with oil or gas wells, tanks, storage facilities, gathering systems, pipelines, processing plants, mines, samplers, refineries, smelters, crushers, mills, wharves, watercraft, aircraft, tank cars, communication systems, machinery, equipment and any and all other kinds and types of real or personal property that may in anywise be deemed necessary, convenient or advisable in connection with the carrying on of such business or any branch thereof.

To purchase, or otherwise acquire, or invest in, own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, in whole or in part, oil, gas and mineral leases and interests therein, fee lands, mineral interests in lands, mining claims, applications or options to acquire oil, gas or mineral leases, royalty interests, overriding royalty interests, net profits interests, production payments and any other interest in lands or any interest created by contract or otherwise which entitles the owner or owners thereof to participate in any way in, or obtain any advantage from, the production or sale of oil, gas or other minerals whether similar or dissimilar.

To transport oil, gas and other similar and dissimilar minerals, as well as any and all refinements and by-products thereof, and also any and all types and kinds of equipment, supplies, materials, machinery, goods, wares, and merchandise and property, and to buy, exchange, construct, contract for, lease and in any and all other ways acquire, take, hold and own any and all required easements, transportation equipment and facilities, including gathering lines and pipelines, and to manage, maintain and operate the same, and to sell, mortgage, lease or otherwise dispose of the same.

To engage in the business of drilling, boring and sinking wells for the extraction and production of petroleum, gas and any other useful or valuable substances or products either for itself or for others through any type of contracts or arrangements deemed beneficial to the corporation, and to manufacture, acquire, own, use, maintain and operate drilling rigs, derricks, drills, bits, casing, pipe, explosives and any articles, materials, machinery, equipment and property used for or in connection with the said business of the corporation.

To lay, construct, purchase or otherwise acquire, own, lease, develop, improve, maintain and operate a pipe line or pipe lines; to transport by means of such pipe line or pipe lines, natural gas, manufactured gas, combinations of natural gas and manufactured gas, petroleum, refined petroleum products, and all kinds of products and by-products of gas and oil whether purchased, produced or sold by the corporation or by others; and to sell, convey or otherwise dispose of such pipe line or pipe lines.

To conduct and engage in a scientific business, including prospecting, exploring and computing by electric, physical, mechanical and other means for the discovery and location in, upon or above the earth, and the detecting of oil, gas, rock, minerals and objects of every kind; and the conducting of research and scientific tests and experiments.

To engage in the business of managing, supervising and operating all types of oil, gas and mineral properties; to negotiate and consummate, for itself or for others, leases and contracts with respect to all such property; to enter into contracts and arrangements, either as principal or as agent, for the operation, conduct and improvement of any property managed, supervised or operated by the corporation; to furnish financial, management and other services to others; to purchase or otherwise acquire, own, use, improve, maintain, sell, lease or otherwise dispose of any articles, materials, machinery, equipment and property used for or in connection with the business of the corporation; and to engage in and conduct, or authorize, license and permit others to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of oil, gas and other mineral properties managed, supervised or operated by the corporation.

To guarantee the payment of the principal of and interest upon notes, debentures, bonds, or other evidences of indebtedness, of any kind or character, of any corporation, joint stock company, syndicate, association, firm, trust or person whatsoever.

To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares, and merchandise and personal property of every class and description,

To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

The objects and purposes specified in the foregoing clauses shall except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in the Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

FOURTH: The amount of the total authorized capital stock of the corporation is Four Million (4,000,000) shares of Common Stock of the par value of $1.00 per share.

No stockholder of this corporation shall by reason of his holding shares, of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bond, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the divided or voting rights of such stockholder other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may cause to be issued shares of any class of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares or other securities either in whole or in part to the existing stockholders of any class.

FIFTH: The members of the governing board shall be styled directors and the number thereof shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed as provided by the by-laws of the corporation, provided, that the number so fixed as provided by the by-laws may be increased or decreased within the limit above specified from time to time as provided by the by-laws.

The names and post office addresses of the first Board of Directors, which shall be three (3) in number, are as follows:

NAME	POST OFFICE ADDRESS

Jeff Montgomery	1200 First City National Bank Bldg. Houston, Texas
Warren F. Johnston	1200 First City National Bank Bldg. Houston, Texas
Paul W. Pond	1200 First City National Bank Bldg. Houston, Texas

SIXTH: The capital shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	POST OFFICE ADDRESS

D. R. Allen	Republic National Bank Building Dallas, Texas
H. C. Broadt	Republic National Bank Building Dallas, Texas
T. R. Bohannon	Republic National Bank Building Dallas, Texas

EIGHTH: The corporation is to have perpetual existence.

NINTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the by-laws, if any, adopted by the stockholders to make, alter or amend the by-laws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will, and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation. No vote or consent of the stockholders, however, shall be required for a transfer of assets by way of mortgage or in trust or in pledge to secure indebtedness of the corporation.

TENTH: Meetings of stockholders and Directors may be held outside the State of Nevada in the manner provided for by the by-laws. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

ELEVENTH: No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the Directors of the corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any Director of the corporation, individually, or any firm or association of which any such Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any Director of the corporation who is a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested, every Director of the corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the corporation for the benefit of himself or any firm, corporation, association, trust or organization in which or with which he may be in anywise interested or connected.

TWELFTH: 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article Twelfth, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.

4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article Twelfth.

5. The indemnification provided by this Article Twelfth:

(a) Does not exclude any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Twelfth.

THIRTEENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

STATE OF TEXAS	)
)
COUNTY OF HARRIS	)

The undersigned, Robert R. Hillery, President of Kirby Exploration Company, and Myron H. Newman, Secretary of Kirby Exploration Company, being duly sworn, depose and say that they have been authorized to execute the foregoing certificate by resolution of the Board of Directors of Kirby Exploration Company adopted on March 23,1976, and that the foregoing certificate correctly sets forth the text of the Articles of Incorporation of Kirby Exploration Company as amended to date.

/s/ Robert R. Hillery
Robert R. Hillery, President
Kirby Exploration Company

/s/Myron H. Newman,
Myron H. Newman, Secretary
Kirby Exploration Company

SUBSCRIBED AND SWORN TO before me this 23rd day of March, 1976

/s/Linda Alford
Notary Public in and for Harris County, Texas

RESTATED

ARTICLES OF INCORPORATION
OF
KIRBY EXPLORATION COMPANY

FILED AT THE REQUEST OF

Woodbum, Formon, Wedge, Blakey, Folsom & Hug
Attorneys-at-Law
One East First Street, Reno, Nevada 89501

June 18 1976
(DATE)

/s/ Wm D. Swackhamer
WM. D. SWACKHAMER, SECRETARY OF STATE

(By) DEPUTY SECRETARY OF STATE

No.	246-69
FILING FEE	$50.00

Filing Fee: $20.00
By: Woodburn, Wedge, Blakey, & J. Jeppson
One East First st.
Reno, Nevada 89501
FILED
BY THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 22 1981

WM SWACKHAMER SECRETARY OF STATE

/s/ Wm Swackhamer
No.	246-69

CERTIFICATE OF AMENDMENT
OF THE RESTATED ARTICLES OF INCORPORATION
OF KIRBY EXPLORATION COMPANY

KIRBY EXPLORATION COMPANY, a corporation organized under the laws of the State of Nevada, by its President and Secretary, does hereby certify:

SECTION ONE: The name of the Corporation is KIRBY EXPLORATION COMPANY.

SECTION TWO: That the Board of Directors of said Kirby Exploration Company by unanimous written consent, dated as of the 25th day of March, 1981, adopted a resolution declaring that it would be advisable to amend Article FOURTH of the Restated Articles of Incorporation of Kirby Exploration Company increasing the authorized shares of common capital stock of Kirby Exploration Company from 4,000,000 shares of common capital stock with the par value of One Dollar ($1.00) per share to 40,000,000 shares of common capital stock of the par value of Ten Cents ($0.10) per share, and they therefore called for submission of such resolution to the shareholders at the Annual Meeting to take action thereon.

SECTION THREE: That, pursuant to such call of the Board of Directors, and upon notice given to each shareholders entitled to vote on an amendment to the Restated Articles of Incorporation, an Annual Meeting of the Shareholders of Kirby Exploration Company was held on April 21, 1981, in Houston, Texas. The number of shares of Kirby Exploration Company outstanding and entitled to vote at the time of such meeting was 1,596,946 shares of common stock. The number of shares which voted for such amendment to the Restated Articles of Incorporation was 1,044,351 shares of common stock representing 65.4% of the shares entitled to vote and the number of shares of common stock which voted against such amendment was 1,407 shares of common stock representing .09% of the common stock entitled to vote thereon. Such amendment read as follows:

The first sentence of Article FOURTH of the Restated Articles of Incorporation of Kirby Exploration Company is amended to read as follows:

"The amount of the total authorized capital stock of the corporation is Forty Million (40,000,000) shares of common stock of the par value of Ten Cents ($.10) per share."

SECTION FOUR: That upon the filing of such amendment each share of the presently authorized common stock of Kirby Exploration Company of the par value of One Dollar ($1.00) per share will be changed into ten (10) shares of the new common stock of said Kirby Exploration Company of the par value of Ten Cents ($0.10) per share.

IN WITNESS WHEREOF, the said Kirby Exploration Company has caused this instrument to be executed by its President and Secretary, duly authorized, and its corporate seal affixed hereto, this 22nd day of April, 1981.

/s/ George A. Peterkin, Jr.
George A. Peterkin, Jr.
President
(Corporate Seal)

/s/ Henry Gilchrist
Henry Gilchrist, Secretary

THE STATE Of TEXAS	)
)
COUNTY OF HARRIS	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared GEORGE A. PETERKIN, JR., President of Kirby Exploration Company, the corporation executing the foregoing instrument, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein stated and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of April, 1981.

/s/ Sue Keller
Notary Public in and for Harris County, Texas
My Commission Expires

November 30, 1984

THE STATE OF TEXAS	)
)
COUNTY OF HARRIS	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared HENRY GILCHRIST, Secretary of Kirby Exploration Company, the corporation executing the foregoing instrument, and being first duly sworn, acknowledge that he signed the foregoing instrument in the capacity therein stated and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of April, 1981.

/s/ Sue Keller
Notary Public in and for Harris County, Texas

My Commission Expires:

November 30, 1984

FILING FEE: $6,600.00
BY: CT CORPORATION SYSTEM
SUITE #1600
ONE EAST FIRST STREET
RENO, NEVADA
89501
FILED
BY THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 13 1984

WM SWACKHAMER SECRETARY OF STATE

/s/ Wm Swackhamer
No.	246-69

CERTIFICATE OF AMENDMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
KIRBY EXPLORATION COMPANY

KIRBY EXPLORATION COMPANY, a Nevada corporation, by its Vice President and Assistant Secretary does hereby certify:

I.
The Board of Directors of the Corporation adopted a resolution setting forth the amendments in the Restated Articles of Incorporation hereinafter set forth and declaring their advisability, and called an annual meeting of the shareholders entitled to vote for the consideration of such amendments.

II.
Thereafter, on the 25th day of April, 1984, upon notice given to each stockholder of record entitled to vote on an amendment to the Restated Articles of Incorporation as provided by law, an annual meeting of the stockholders of the Corporation was held, at which meeting 16,733,420 shares of the common stock of the Corporation, being approximately 69.7% of the issued and outstanding common stock of the Corporation, voted in favor of the amendment contained in III.A below, and 13,506,753 shares of common stock of the Corporation, being approximately 56.3% of the issued and outstanding common stock of the Corporation, voted in favor of the amendment contained in III.B below.

III.	The Amended Articles of Incorporation of the Corporation are hereby amended as follows:

A.	Article first of the Amended Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the corporation is KIRBY EXPLORATION COMPANY, INC.”

B.	Article Fourth of the Amended Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

"FOURTH:    1. The total number of shares of all classes of stock which the corporation shall have authority to issue is 80,000,000, consisting of (1) 20,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (2) 60,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock").

2. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

(a)	the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terns of such voting rights, which may be full or limited;

(c)
the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and. if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(d)	whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

(e)
the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

(f)
whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)
whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(i)
the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

3.  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

4.  No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any shares or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may cause to be issued shares of any class of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares or other securities either in whole or in part to the existing stockholders of any class."

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Vice President and Assistant Secretary of the Corporation as of the 11th day of September, 1984.

Myron H. Newman
Vice President

/s/ Steve Holcomb
Assistant Secretary

STATE OF TEXAS	§

COUNTY OF HARRIS	§

On this 11th day of September, 1984, before me appeared Myron M. Newman, to me personally known, who, being by me duly sworn, did say that he is the Vice President of KIRBY EXPLORATION COMPANY, a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment are true and correct.

/s/ Jenny S. Gavranovic
Notary Public

JENNY S. GAVRANOVIC
My Commission Expires	Notary Public in and for the State of Texas
My Commission Expires August 5, 1987

STATE OF TEXAS	§

COUNTY OF HARRIS	§

On this 11th day of September, 1984, before me appeared Steve Holcomb, to me personally known, who, being by me duly sworn, did say that he is the assistant Secretary of KIRBY EXPLORATION COMPANY, a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment are true and correct.

/s/ Jenny S. Gavranovic
Notary Public

JENNY S. GAVRANOVIC
My Commission Expires	Notary Public in and for the State of Texas
My Commission Expires August 5, 1987

FILING FEE: $150.00
BY:	PRENTICE HALL CORPORATE SERVICE ROOM E
502 EAST JOHN STREET CARSON CITY, NEVADA 89701

FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 13 1988
[illegible] SECRETARY OF STATE
/s/ illegible

NO.	246-69

 CERTIFICATE OF AMENDMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
KIRBY EXPLORATION COMPANY, INC.

KIRBY EXPLORATION COMPANY, INC., a Nevada corporation (the "Corporation"), by its President and Secretary does hereby certify:

I.
The Board of Directors of the Corporation adopted resolutions setting forth the amendments below in III.A and III.B (the amendments) to the Restated Articles of Incorporation of the Corporation, as amended (the Restated Articles of Incorporation”), directed that the Amendments be submitted to a vote of the stockholders entitled to vote for the consideration of the Amendments.

II.
Thereafter, on the 26th day of April, 1988, upon notice given to each stockholder of record entitled to vote on a amendment to the Restated Articles of Incorporation as provided by law, an annual meeting of the stockholders of the Corporation, being approximately 74.0% of the issued and outstanding common stock of the Corporation, voted in favor of the amendment contained in III.B below.

III.	The Restated Articles of Incorporation are hereby amended as follows:

A.	Article Twelfth is amended to read in its entirety as follows:

“TWELFTH: 1.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, does not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonable incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests the corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjusted by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article Twelfth, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4.   Any indemnification under sections 1 and 2 of this Article Twelfth, unless ordered by a court or advanced pursuant to section 5 of this Article Twelfth, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)   By the stockholders;

(b)   By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)   If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)   If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.   The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section 5 of this Article Twelfth do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6.   The indemnification and advancement of expenses provided by this Article Twelfth:

(a)   Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these articles of incorporation or any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 of this Article Twelfth or for the advancement of expenses of any director or officer, if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)   Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7.   The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

8.   The other financial arrangements made by the corporation pursuant to section 7 of this Article Twelfth may include the following:

(a)   The creation of a trust fund.

(b)   The establishment of a program of self-insurance.

(c)   The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)   The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

9.   Any insurance or other financial arrangement made on behalf of a person pursuant to this Article Twelfth may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

10.   In the absence of fraud:

(a)   The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Twelfth and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

(b)   The insurance or other financial arrangement:

(1)   Is not void or voidable; and

(2)   Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.”

B.	Article Thirteenth is renumbered as Article Fourteenth and a new Article Thirteenth is added to read in its entirety as follows:

"THIRTEENTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders of damages for breach of fiduciary duty as a director or officer involving any act or omission of any of such director or officer occurring on or after April 26, 1988, and to the extent permitted under applicable law, occurring prior to April 26, 1988, except, that the foregoing provision shall not eliminate or limit the liability of a director or officer for:

(a)   acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)   the payments of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Neither the amendment nor repeal of this Article Thirteenth, nor the adoption of any provisions of the Restated Articles of Incorporation inconsistent with this Article Thirteenth, shall eliminate or reduce the effect of this Article Thirteen with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Thirteenth would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision."

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the President and Secretary of the Corporation as of the 28th day of June, 1988.

/s/ George A. Peterkin
George A. Peterkin, Jr., President

/s/ Henry Gilchrist
Henry Gilchrist, Secretary

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this     28th     day of June, 1988, before me appeared George A. Peterkin, Jr., to me personally known, who, being by me duly sworn, did say that he is the President of KIRBY EXPLORATION COMPANY, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment are true and correct.

/s/ Sue Keller
Notary Public in and for The State of Texas
Sue Keller

My Commission Expires

/s/ Nov. 30, 1988

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this     28th     day of June, 1988, before me appeared Henry Gilchrist, to me personally known, who, being by me duly sworn, did say that he is the Secretary of KIRBY EXPLORATION COMPANY, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment are true and correct.

/s/ Barbara Ann Rich
Notary Public in and for The State of Texas
Barbara Ann Rich

My Commission Expires

02/28/89

FILING FEE- 75.00
R.F.C. #C46495
PRENTICE HALL
502 E. JOHN ST RM. E CARSON CITY, NV 89701

Apr 30 1990

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE
CERTIFICATE OF AMENDMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
KIRBY EXPLORATION COMPANY, INC.

KIRBY EXPLORATION COMPANY, INC., a Nevada corporation (the "Corporation"), by its President and Secretary does hereby certify:

I.
The Board of Directors of the Corporation adopted resolutions setting forth the amendment below in III (the "Amendment") to the Restated Articles of Incorporation of the Corporation, as amended (the "Restated Articles of Incorporation"), directed that the Amendment be submitted to a vote of the stockholders and called an annual meeting of the stockholders entitled to vote for the consideration of the Amendment.

II.
Thereafter, on the 24th day of April, 1990, upon notice given to each stockholder of record entitled to vote on an amendment to the Restated Articles of Incorporation as provided by law, an annual meeting of the stockholders of the Corporation was held, at which meeting 18,531,750 shares of the common stock of the Corporation, being approximately 81.6% of the issued and outstanding common stock of the Corporation, voted in favor of the amendment contained in III below.

III.	Article First of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

"FIRST: The name of the corporation is KIRBY CORPORATION."

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the President and Secretary of the Corporation as of the 24th day of April, 1990.

/s/ George A. Peterkin, Jr.
George A. Peterkin, Jr., President

/s/ Henry Gilchrist
Henry Gilchrist, Secretary

RECEIVED
APR 30 1990

SECRETARY OF STATE

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this 24th day of April, 1990, before me appeared George A. Peterkin, Jr., to me personally known, who, being by me duly sworn, did say that he is the President of KIRBY EXPLORATION COMPANY, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment are true and correct.

/s/ Sue Keller
Notary Public in and for The State of Texas

/s/ Sue Keller
Print Name

My Commission expires:

November 30, 1992

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this 24th day of April, 1990, before me appeared Henry Gilchrist, to me personally known, who, being by me duly sworn, did say that he is the Secretary of KIRBY EXPLORATION COMPANY, INC., a Nevada corporation, and acknowledged that the statements contained in the foregoing Certificate of Amendment are true and correct.

/s/ Sue Keller
Notary Public in and for The State of Texas

/s/ Sue Keller
Print Name

My Commission expires:

November 30, 1992

FILED # C 246-69

JUL 24 2000

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF DESIGNATION

establishing

Series A Junior Participating Preferred Stock

of

KIRBY CORPORATION

Pursuant to Sections 78.195 and 78.1955 of the Nevada Revised Statutes

Kirby Corporation, a Nevada corporation (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation at a meeting duly called and held on July 18, 2000.

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Articles of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Junior participating Preferred Stock

1.    Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.    Dividends and Distributions.

(A)   Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.10 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after July 18, 2000 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)   The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $ 1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3.    Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the Following voting rights:

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(A)   Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B)   Except as otherwise provided herein, in the Restated Articles of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)(i)  If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

(ii)   During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right,

(iii)   Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

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(iv)   In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of Stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)   Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Articles of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D)   Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.    Certain Restrictions.

(A)   Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i)     declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)   redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

4

(B)   The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.    Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.    Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Junior Participating Preferred Stock Liquidation Preference"). Following the payment of the full amount of the Series A Junior Participating Preferred Stock Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Junior Participating Preferred Stock Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Junior Participating Preferred Stock Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

(B)   In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Junior Participating Preferred Stock Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

5

(C)   Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8.    Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the- counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Commonwealth of Massachusetts are not authorized or obligated by law or executive order to close.

6

(B)    In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

(C)    Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall he conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(D)   The shares of Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

9.    Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10.   Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Articles of Incorporation of the Corporation shall not

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9.    Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10.   Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11.   Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this 18th day of July, 2000.

KIRBY CORPORATION

By:	/s/ J.H. Pyne
J.H. Pyne, President

By:	/s/ Thomas G. Adler
Thomas G. Adler, Secretary

THE STATE OF TEXAS	)(
)(
COUNTY OF HARRIS	)(

The foregoing instrument was acknowledged before me, on the 18th day of July, 2000, by J. H. Pyne, President, and Thomas G. Adler, Secretary, of Kirby Corporation, a Nevada Corporation, on behalf of the corporation.

Given under my hand and official seal this 18th day of July 2000.

By:	/s/ Sheryll D. Martinez
Notary Public in and for the
State of Texas

SHERYLL D. MARTINEZ
Notary Public, State of Texas
Commission Expires 12-15-2003

My commission expires:

12-15-2003

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DEAN HELLER	Entity # C246-1969
Secretary of State	Document Number: 20060296100-06
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299	Date Filed: 5/9/2006 1:00:54 PM
(775) 684-5708
Website: secretaryofstate.biz	Dean Heller

Dean Heller
SecretaryofState

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.Name of corporation: Kirby Corporation_____________________________________.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 60, 000,000 shares of Common Stock, par value $.10 per share, and 20,000,000 shares of Preferred Stock, par value $1.00 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 120,000,000 shares of Common Stock, par value $.10 per share, and 20,000,000 shares of Preferred Stock, par value $1.00 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:One additional share of Common Stock will be issued with respect to each currently outstanding share of Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: N/A

7. Effective date of Filing (optional):	5:00 p.m, (CDT) on May 10, 2006
(must not be later than 90 days after the certificate is filed)

8. Office Signature:	/s/ G. Stephen Holcomb	Vice President-Investor Relations
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees                              Nevada Secretary of State AM 78.209 2003
                                                                    Revised on: 10/24/03